EXHIBIT 99.1

Spirit of Texas Bancshares, Inc. Reports First Quarter 2018 Financial Results

CONROE, Texas, May 31, 2018 (GLOBE NEWSWIRE) -- Spirit of Texas Bancshares, Inc. (NASDAQ:STXB) (the “Bank”), the bank holding company for Spirit of Texas Bank, today reported its results for its first quarter ended March 31, 2018.

  Completed successful Initial Public Offering on May 4, 2018.
  Net income increased to $2.0 million in the first quarter 2018 compared to $219 thousand in the first quarter 2017. Adjusted net income(1) increased to $2.5 million in the first quarter 2018 compared to $1.2 million in the first quarter 2017.
  Diluted earnings per share were $0.27 in the first quarter 2018 compared to $0.03 in the first quarter 2017. Adjusted diluted earnings per share(1) were $0.33 in the first quarter 2018 compared to $0.17 in the first quarter 2017.
  Reported and Tax Equivalent Net Interest Margin(1) were 4.41% and 4.46%, respectively, for the first quarter 2018, compared to 3.83% and 3.92%, respectively, for the first quarter of 2017.
  Reported and Adjusted Return on Average Assets(1)(2) were 0.79% and 0.99%, respectively, for the first quarter 2018, compared to 0.09% and 0.51%, respectively, for the first quarter of 2017.
  Reported and Adjusted Return on Average Stockholders’ Equity(1)(2) were 8.09% and 10.10%, respectively, for the first quarter 2018, compared to 0.95% and 5.40%, respectively, for the first quarter of 2017.
  Reported and Adjusted Efficiency ratio(1) were 78.08% and 72.88%, respectively, for the first quarter 2018, compared to 91.34% and 75.40%, respectively, for the first quarter of 2017.
  Book value per share was $13.76 in the first quarter 2018 compared to $13.62 in the fourth quarter 2017. Tangible book value per share(1) was $12.71 in the first quarter 2018 compared to $12.52 in the fourth quarter 2017.

Dean Bass, Spirit of Texas Bancshares’ Chairman and Chief Executive Officer, stated, “We are pleased to report strong first quarter results that represented improved profitability and continued organic growth for the Bank.  We have a proven, efficient and successful business model that provides for growth in securing new banking relationships while realizing further growth with our existing commercial and consumer customers as their operations expand.  We will continue to leverage our suite of loan, deposit, and online banking products at competitive rates to complement commercial and consumer banking needs.

“Subsequent to the first quarter, we are extremely pleased that our Company’s common stock began trading on the NASDAQ Global Select Market under the ticker symbol STXB on May 4th,” continued Bass.  “Our initial public offering totaled 2,300,000 million shares, which was oversubscribed and upsized, generating net proceeds of approximately $42.6 million.  We were delighted with the strong support we received from investors during the IPO process and with the quality of our new shareholders.  We would like to thank our employees, customers and legacy shareholders for their trust and confidence and we look forward to their continued support as we begin our next chapter as a public company.

“For the past 10 years, Spirit of Texas Bank has proudly served the citizens of the great State of Texas in our full-service banking centers and we are excited to have reached this significant milestone in the Company’s history.  We believe our public listing validates our business plan and allows us to capitalize on additional financial, operational and acquisition opportunities as we continue to serve our valued customers,” added Bass.

Loan Portfolio and Composition

During the quarter, the loan portfolio, gross of the allowance for loan losses, grew by $13.0 million to $882.1 million at March 31, 2018, an increase of 1.5% from $869.1 million as of December 31, 2017. Loan growth during the first quarter of 2018 was distributed among our commercial and industrial and real estate portfolios. The Company believes it is well-positioned for diversified loan growth based on our strategic presence in the Houston and Dallas/Fort Worth metropolitan areas, which are expected to continue to benefit from favorable economic conditions.

Asset Quality

The provision for loan losses recorded for the first quarter of 2018 was $339 thousand. The provision for loan losses served to increase the allowance to $5.7 million, or 0.65% of the $882.1 million in loans outstanding. The nonperforming loans to loans held for investment ratio as of March 31, 2018 was 0.44%.

Deposits and Borrowings

Deposits totaled $841.0 million as of March 31, 2018, an increase of 0.7% from $835.4 million as of December 31, 2017. During the first quarter of 2018, demand deposits increased by $1.7 million, or 1.0%, from December 31, 2017. Demand deposits represent 21.2% of total deposits as of March 31, 2018 and December 31, 2017. The average cost of deposits was 85 basis points for the first quarter of 2018, representing a 7-basis point increase from the first quarter of 2017.

Net Interest Margin and Net Interest Income

The net interest margin for the first quarter of 2018 was 4.41%, an increase of 58 basis points from the first quarter of 2017. The tax equivalent net interest margin for the first quarter of 2018 was 4.46%, an increase of 54 basis points from the first quarter of 2017. The increase from the first quarter of 2017 was due primarily to the impact of an increase in interest rates by the Federal Open Market Committee during 2017 as well as an increase of average interest-earning assets of $23.7 million.

Net interest income totaled $10.4 million in the first quarter of 2018, an increase of 18.3% from $8.8 million in the first quarter of 2017. Interest income totaled $12.7 million for the first quarter of 2018, an increase of 17.7% from $10.8 million in the first quarter of 2017. Interest and fees on loans increased by $1.8 million, or 17.7%, from the first quarter of 2017 due to growth in the loan portfolio and the impact of an increase in interest rates by the Federal Open Market Committee during 2017. Interest expense was $2.3 million for the first quarter of 2018, an increase of 15.0% from $2.0 million in the first quarter of 2017. The increase from the first quarter of 2017 was primarily due to an increase in the rate paid on interest-bearing liabilities of 13 basis points.

Noninterest Income and Noninterest Expense

Noninterest income totaled $2.6 million for the first quarter of 2018 as compared to $2.1 million for the first quarter of 2017. The primary components of noninterest income for the quarter were gain on sales of loans, net and SBA loan servicing fees of $1.5 million and $624 thousand, respectively.

Noninterest expense totaled $10.1 million for the first quarter of 2018, an increase of 2.2% from $9.9 million in the first quarter of 2017. For the quarter, the Company recorded nonrecurring expenses of $475 thousand related to bonuses paid to Executive Management for services rendered to the Company and the Bank since inception.

Financial Position

Capital ratios continue to be strong and in excess of regulatory requirements. Our tangible equity to tangible assets(1), Tier 1 leverage, and total risk-based capital ratios were 9.23%, 9.10% and 11.12% for the first quarter of 2018 respectively, compared to 8.92%, 8.71% and 10.72% for the fourth quarter of 2017, respectively. Stockholders’ equity totaled $103.0 million as of March 31, 2018, an increase of 3.9% from $99.1 million as of December 31, 2017 due to net income of $2.0 million and the exercise of stock options and warrants of $2.2 million. Tangible book value per common share(1) is $12.71 as of March 31, 2018.

_______________________________________________________

(1) Adjusted Net Income, Adjusted Diluted Earnings Per Share, Tax Equivalent Net Interest Margin, Adjusted Return on Average Assets, Adjusted Return on Average Stockholders’ Equity, Adjusted Efficiency Ratio, Tangible Book Value Per Share, and Tangible Equity to Tangible Assets Ratio are all non-GAAP measures. Please see a reconciliation to the nearest respective GAAP measures at the end of this news release.
(2) Presented on an annualized basis.

Conference Call

Spirit of Texas Bancshares has scheduled a conference call to discuss its first quarter 2018 results, which will be broadcast live over the Internet, on Friday, June 1, 2018 at 10:00 a.m. Eastern Time / 9:00 a.m. Central Time. To participate in the call, dial 201-389-0867 and ask for the Spirit of Texas call at least 10 minutes prior to the start time, or access it live over the Internet at http://ir.sotb.com/events-presentations.  For those who cannot listen to the live call, a replay will be available through June 8, 2018 and may be accessed by dialing 201-612-7415 and using pass code 13680341#.  Also, an archive of the webcast will be available shortly after the call at http://ir.sotb.com/events-presentations for 90 days.

About Spirit of Texas Bancshares, Inc.

Spirit of Texas Bancshares is the bank holding company for Spirit of Texas Bank, a state savings bank with total assets of $1.04 billion, headquartered in Conroe, Texas that delivers relationship-driven financial services to small and medium-sized businesses and individuals through 15 full‑service branches located primarily in the Houston, Dallas/Fort Worth and Bryan/College Station metropolitan areas.  Please visit https://www.sotb.com for more information.

Forward-Looking Statements

This release may contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, strategies, predictions, forecasts, objectives or assumptions of future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “expects,” “can,” “could,” “may,” “predicts,” “potential,” “opportunity,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “seeks,” “intends” and similar words or phrases. Accordingly, these statements involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual strategies, actions or results to differ materially from those expressed in them, and are not guarantees of timing, future results or other events or performance. Because forward-looking statements are necessarily only estimates of future strategies, actions or results, based on management’s current expectations, assumptions and estimates on the date hereof, and there can be no assurance that actual strategies, actions or results will not differ materially from expectations, you are cautioned not to place undue reliance on such statements. Additional information regarding certain risks, uncertainties and other factors that could cause actual strategies, actions and results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including under the heading “Risk Factors” in our prospectus filed with the Securities and Exchange Commission (SEC) pursuant to Rule 424(b) of the Securities Act of 1933, as amended (Securities Act), on May 4, 2018. Any forward-looking statement speaks only as of the date on which it is made, and Spirit of Texas Bancshares, Inc. undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise.

SPIRIT OF TEXAS BANCSHARES, INC. AND SUBSIDIARY
Consolidated Statements of Income
(Unaudited)

	Three Months Ended March 31,
	2018	2017
	(Dollars in thousands, except per share data)
Interest income:
Interest and fees on loans	$12,291	$10,445
Interest and dividends on investment securities	214	-
Other interest income	148	306
Total interest income	12,653	10,751
Interest expense:
Interest on deposits	1,731	1,585
Interest on FHLB advances and other borrowings	541	391
Total interest expense	2,272	1,976
Net interest income	10,381	8,775
Provision for loan losses	339	550
Net interest income after provision for loan losses	10,042	8,225
Noninterest income:
Service charges and fees	357	384
SBA loan servicing fees	624	546
Mortgage referral fees	156	130
Gain on sales of loans, net	1,474	1,030
Gain (loss) on sales of other assets	(32)	(22)
Other noninterest income	9	7
Total noninterest income	2,588	2,075
Noninterest expense:
Salaries and employee benefits	6,858	6,604
Occupancy and equipment expenses	1,236	1,201
Loan and other real estate related expenses	63	123
Professional services	311	273
Data processing and network	313	269
Regulatory assessments and insurance	255	232
Amortization of intangibles	176	176
Advertising	115	127
Marketing	118	131
Telephone expense	98	135
Other operating expenses	583	639
Total noninterest expense	10,126	9,910
Income before income tax expense	2,504	390
Income tax expense	491	171
Net income	$2,013	$219

Earnings per common share:
Basic	$0.27	$0.03
Diluted	$0.27	$0.03

Weighted average common shares outstanding:
Basic	7,348,992	7,099,941
Diluted	7,543,606	7,406,228

SPIRIT OF TEXAS BANCSHARES, INC. AND SUBSIDIARY
Consolidated Balance Sheets
(Unaudited)

	As of
	March 31, 2018	December 31, 2017
	(Dollars in thousands)
Assets:
Cash and due from banks	$18,786	$19,054
Interest-bearing deposits in other banks	33,509	38,895
Total cash and cash equivalents	52,295	57,949
Time deposits in other banks	245	245
Investment securities:
Available for sale securities, at fair value	35,802	37,243
Total investment securities	35,802	37,243
Loans held for sale	4,530	3,814
Loans:
Loans held for investment	882,101	869,119
Less: allowance for loan and lease losses	(5,727)	(5,652)
Loans, net	876,374	863,467
Premises and equipment, net	43,343	42,189
Accrued interest receivable	3,115	3,466
Other real estate owned and repossessed assets	268	21
Goodwill	4,485	4,485
Core deposit intangible	3,311	3,486
SBA servicing asset	3,512	3,411
Deferred tax asset, net	1,588	1,480
Bank-owned life insurance	480	479
Federal Home Loan Bank and other bank stock, at cost	4,802	4,812
Other assets	5,328	3,751
Total assets	$1,039,478	$1,030,298
Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Transaction accounts:
Noninterest-bearing	$178,457	$176,726
Interest-bearing	235,831	250,491
Total transaction accounts	414,288	427,217
Time deposits	426,675	408,151
Total deposits	840,963	835,368
Accrued interest payable	424	407
Short-term borrowings	15,000	15,000
Long-term borrowings	75,203	76,411
Other liabilities	4,909	3,973
Total liabilities	936,499	931,159
Stockholders' Equity:
Preferred stock	-	-
Common stock	84,952	82,615
Retained earnings	19,038	17,025
Accumulated other comprehensive income (loss)	(1,011)	(501)
Total stockholders' equity	102,979	99,139
Total liabilities and stockholders' equity	$1,039,478	$1,030,298

SPIRIT OF TEXAS BANCSHARES, INC. AND SUBSIDIARY
Loan Composition
(Unaudited)

	As of
	March 31, 2018	December 31, 2017
	(Dollars in thousands)
Loans:
Commercial and industrial loans (1)	$137,400	$135,040
Real estate:
1-4 single family residential loans	238,382	232,510
Construction, land and development loans	143,646	139,470
Commercial real estate loans (including multifamily)	289,571	285,731
Consumer loans and leases	20,824	22,736
Municipal and other loans	52,278	53,632
Total loans held in portfolio	$882,101	$869,119

(1) Balance includes $70.1 million and $67.1 million of the unguaranteed portion of SBA loans as of March 31, 2018 and December 31, 2017, respectively.

SPIRIT OF TEXAS BANCSHARES, INC. AND SUBSIDIARY
Deposit Composition
(Unaudited)

	As of
	March 31, 2018	December 31, 2017
	(Dollars in thousands)
Deposits:
Noninterest-bearing demand deposits	$178,457	$176,726
Interest-bearing NOW accounts	9,475	7,318
Savings and money market accounts	226,356	243,173
Time deposits	426,675	408,151
Total deposits	$840,963	$835,368

SPIRIT OF TEXAS BANCSHARES, INC. AND SUBSIDIARY
Average Balances and Yields
(Unaudited)

	Three Months Ended March 31,
	2018			2017
	Average Balance (1)	Interest/ Expense	Annualized Yield/Rate	Average Balance (1)	Interest/ Expense	Annualized Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Interest-earning deposits in other banks	$27,843	$124	1.80%	$145,358	$280	0.78%
Loans, including loans held for sale (2)	884,521	12,291	5.64%	779,993	10,445	5.43%
Investment securities and other	41,385	238	2.33%	4,747	26	2.25%
Total interest-earning assets	953,749	12,653	5.38%	930,098	10,751	4.69%
Noninterest-earning assets	75,945			60,619
Total assets	$1,029,694			$990,717
Interest-bearing liabilities:
Interest-bearing NOW accounts	$7,749	$3	0.15%	$7,622	$3	0.15%
Savings and money market accounts	235,424	342	0.59%	228,094	330	0.59%
Time deposits	417,016	1,386	1.35%	427,893	1,252	1.19%
FHLB advances and other borrowings	93,509	541	2.35%	71,158	391	2.23%
Total interest-bearing liabilities	753,698	2,272	1.22%	734,767	1,976	1.09%
Noninterest-bearing liabilities and shareholders' equity:
Noninterest-bearing demand deposits	169,688			159,489
Other liabilities	5,392			2,754
Stockholders' equity	100,916			93,707
Total liabilities and stockholders' equity	$1,029,694			$990,717
Net interest rate spread			4.16%			3.60%
Net interest income and margin		$10,381	4.41%		$8,775	3.83%
Net interest income and margin (tax equivalent)(3)		$10,497	4.46%		$8,996	3.92%

(1) Average balances presented are derived from daily average balances.
(2) Includes loans on nonaccrual status.
(3) In order to make pretax income and resultant yields on tax-exempt loans comparable to those on taxable loans, a tax-equivalent adjustment has been computed using a federal tax rate of 21% and 34% for the three months ended March 31, 2018 and 2017, respectively.

Non-GAAP Financial Measures

Our accounting and reporting policies conform to GAAP, and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional financial measures discussed in this release as being a non-GAAP financial measures. We classify a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP as in effect from time to time in the United States in our statements of income, balance sheets or statements of cash flows. Non-GAAP financial measures do not include operating and other statistical measures or ratios or statistical measures calculated using exclusively financial measures calculated in accordance with GAAP.

The non-GAAP financial measures that we discuss in this release should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures that we discuss in this release may differ from that of other banking organizations reporting measures with similar names. You should understand how such other banking organizations calculate their financial measures similar or with names similar to the non-GAAP financial measures we have discussed in this release when comparing such non-GAAP financial measures.

SPIRIT OF TEXAS BANCSHARES, INC. AND SUBSIDIARY
Reconciliation of Non-GAAP Financial Measures - Diluted Earnings Per Share
(Unaudited)

	As of or for the Three Months Ended March 31,
	2018	2017
	(Dollars in thousands, except per share data)
Basic and diluted earnings per share - GAAP basis:
Net income	$2,013	$219
Less:
Participated securities share of undistributed earnings	-	4
Net income available to common stockholders	$2,013	$215
Weighted average number of common shares - basic	7,348,992	7,099,941
Weighted average number of common shares - diluted	7,543,606	7,406,228
Basic earnings per common share	$0.27	$0.03
Diluted earnings per common share	$0.27	$0.03
Basic and diluted earnings per share - Non-GAAP basis:
Net income	$2,013	$219
Pre-tax adjustments:
Noninterest income
Gain (loss) on sales of other assets	(32)	(22)
Gain (loss) on sales of investment securities
Noninterest expense
Salaries and employee benefits	475	1,357
Professional services	-	180
Taxes:
Tax effect of adjustments	(6)	(530)
Adjusted net income	$2,514	$1,248
Weighted average number of common shares - basic	7,348,992	7,099,941
Weighted average number of common shares - diluted	7,543,606	7,406,228
Basic earnings per common share - Non-GAAP basis	$0.34	$0.18
Diluted earnings per common share - Non-GAAP basis	$0.33	$0.17

SPIRIT OF TEXAS BANCSHARES, INC. AND SUBSIDIARY
Reconciliation of Non-GAAP Financial Measures - Net Interest Margin on a Fully Taxable Equivalent Basis
(Unaudited)

	As of or for the Three Months Ended March 31,
	2018	2017
	(Dollars in thousands, except per share data)
Net interest margin - GAAP basis:
Net interest income	$10,381	$8,775
Average interest-earning assets	953,749	930,098
Net interest margin	4.41%	3.83%
Net interest margin - Non-GAAP basis:
Net interest income	$10,381	$8,775
Plus:
Impact of fully taxable equivalent adjustment	116	221
Net interest income on a fully taxable equivalent basis	$10,497	$8,996
Average interest-earning assets	953,749	930,098
Net interest margin on a fully taxable equivalent basis - Non-GAAP basis	4.46%	3.92%

SPIRIT OF TEXAS BANCSHARES, INC. AND SUBSIDIARY
Reconciliation of Non-GAAP Financial Measures - Return on Average Assets
(Unaudited)

	As of or for the Three Months Ended March 31,
	2018	2017
	(Dollars in thousands)
Return on average assets - GAAP basis:
Net income	$2,013	$219
Average assets	1,029,694	990,717
Return on average assets (annualized)	0.79%	0.09%
Return on average assets - Non-GAAP basis:
Net income	$2,013	$219
Pre-tax adjustments:
Noninterest income
Gain (loss) on sales of other assets	(32)	(22)
Noninterest expense
Salaries and employee benefits	475	1,357
Professional services	-	180
Taxes:
Tax effect of adjustments	(6)	(530)
Adjusted net income	$2,514	$1,248
Average assets	1,029,694	990,717
Return on average assets - Non-GAAP basis (annualized)	0.99%	0.51%

SPIRIT OF TEXAS BANCSHARES, INC. AND SUBSIDIARY
Reconciliation of Non-GAAP Financial Measures - Return on Average Stockholders' Equity
(Unaudited)

	As of or for the Three Months Ended March 31,
	2018	2017
	(Dollars in thousands)
Return on average stockholders' equity - GAAP basis:
Net income	$2,013	$219
Average stockholders' equity	100,916	93,707
Return on average stockholders' equity (annualized)	8.09%	0.95%
Return on average stockholders' equity - Non-GAAP basis:
Net income	$2,013	$219
Pre-tax adjustments:
Noninterest income
Gain (loss) on sales of other assets	(32)	(22)
Noninterest expense
Salaries and employee benefits	475	1,357
Professional services	-	180
Taxes:
Tax effect of adjustments	(6)	(530)
Adjusted net income	$2,514	$1,248
Average stockholders' equity	100,916	93,707
Return on average stockholders' equity - Non-GAAP basis (annualized)	10.10%	5.40%

SPIRIT OF TEXAS BANCSHARES, INC. AND SUBSIDIARY
Reconciliation of Non-GAAP Financial Measures - Efficiency Ratio
(Unaudited)

	As of or for the Three Months Ended March 31,
	2018	2017
	(Dollars in thousands)
Efficiency ratio - GAAP basis:
Noninterest expense (numerator)	$10,126	$9,910
Net interest income plus noninterest income (denominator)	12,969	10,850
Efficiency ratio - GAAP basis	78.08%	91.34%
Efficiency ratio - Non-GAAP basis:
Noninterest expense	$10,126	$9,910
Less:
Amortization of intangibles	176	176
Salaries and employee benefits	475	1,357
Professional services	-	180
Adjusted noninterest expense (numerator)	$9,475	$8,197
Net interest income	10,381	8,775
Noninterest income	2,588	2,075
Less:
Gain (loss) on sales of other assets	(32)	(22)
Adjusted operating revenue (denominator)	$13,001	$10,872

Efficiency Ratio - Non-GAAP basis	72.88%	75.40%

SPIRIT OF TEXAS BANCSHARES, INC. AND SUBSIDIARY
Reconciliation of Non-GAAP Financial Measures - Tangible Book Value Per Share
(Unaudited)

	As of
	March 31, 2018	December 31, 2017
	(Dollars in thousands, except per share data)
Total stockholders' equity	$102,979	$99,139
Less:
Goodwill and other intangible assets	7,796	7,971
Tangible stockholders' equity	$95,183	$91,168
Shares outstanding	7,486,611	7,280,183
Book value per share	$13.76	$13.62
Less:
Goodwill and other intangible assets per share	1.05	1.10
Tangible book value per share	$12.71	$12.52

SPIRIT OF TEXAS BANCSHARES, INC. AND SUBSIDIARY
Reconciliation of Non-GAAP Financial Measures - Tangible Equity to Tangible Assets
(Unaudited)

	As of
	March 31, 2018	December 31, 2017
	(Dollars in thousands)
Total stockholders' equity to total assets - GAAP basis:
Total stockholders' equity (numerator)	$102,979	$99,139
Total assets (denominator)	1,039,478	1,030,298
Total stockholders' equity to total assets	9.91%	9.62%
Tangible equity to tangible assets - Non-GAAP basis:
Tangible equity:
Total stockholders' equity	$102,979	$99,139
Less:
Goodwill and other intangible assets	7,796	7,971
Total tangible common equity (numerator)	$95,183	$91,168
Tangible assets:
Total assets	1,039,478	1,030,298
Less:
Goodwill and other intangible assets	7,796	7,971
Total tangible assets (denominator)	$1,031,682	$1,022,327

Tangible equity to tangible assets	9.23%	8.92%

Contacts:
Dennard Lascar Investor Relations
Ken Dennard / Natalie Hairston
(713) 529-6600
STXB@dennardlascar.com